                                                   EXHIBIT 23.2




                    DeGolyer and MacNaughton
                       One Energy Square
                      Dallas, Texas 75206


                         March 26, 1996







 Enserch Exploration, Inc.
 4849 Greenville Avenue
 Dallas, Texas 75206

 Gentlemen:

     We hereby consent to (a) the references to us in "Business - General - Recent Developments - Garden Banks Project and Green Canyon Project," and "Properties" in Part I and in "Financial Review" and Note 12 of the Notes to Financial Statements in your Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and to the use of information contained in our "Report as of January 1, 1996 on Reserves in Certain Properties owned by Enserch Exploration, Inc." and our "Report as of January 1, 1996 on the Oil Reserves attributable to Enserch Far East, Ltd. in the MUDI Field in East Java, Republic of Indonesia," and (b) the incorporation by reference in Registration Statements No. 33-57715 and No. 33-60587 on Form S-8 of the references to us described in (a) above.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON